UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 19, 2019

System Energy Resources, Inc.
(Exact name of registrant as specified in its charter)

Arkansas	1-09067	72-0752777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Echelon One, 1340 Echelon Parkway, Jackson, Mississippi		39213
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(601) 368-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class            Symbol(s)    Name of each exchange on which registered

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.02 Termination of a Material Definitive Agreement.

Effective as of July 19, 2019, System Energy Resources, Inc. (the “Company”), its parent Entergy Corporation (“Entergy”), and The Bank of New York Mellon, as trustee (the “Trustee”) pursuant to the Company’s Mortgage and Deed of Trust, dated as of June 15, 1977, as amended, supplemented and restated (the “Mortgage”), terminated and discharged (i) the Capital Funds Agreement, dated as of June 21, 1974, by and between Entergy and the Company, as amended by the First Amendment to Capital Funds Agreement, dated as of June 1, 1989 (as so amended, the “Capital Funds Agreement”), and (ii) the Thirty-seventh Supplementary Capital Funds Agreement and Assignment (the “Thirty-seventh Supplementary Capital Funds Agreement and Assignment”), dated as of September 1, 2012, made by and among the Company, Entergy, and the Trustee.

Pursuant to the terms of the Capital Funds Agreement, Entergy had agreed to supply the Company with sufficient capital to (i) maintain the Company’s equity capital at an amount equal to a minimum of 35% of its total capitalization (excluding short-term debt) and (ii) permit the continued commercial operation of Unit No. 1 of Grand Gulf Nuclear Station (nuclear), which is 90% owned or leased by the Company, and (iii) pay in full when due all indebtedness for borrowed money of the Company.

In 2012, the Company, Entergy and the Trustee entered into the Thirty-seventh Supplementary Capital Funds Agreement and Assignment pursuant to which the Company assigned its rights under the Capital Funds Agreement as security for the Company’s $250 million aggregate principal amount of First Mortgage Bonds, 4.10% Series due 2023 (the “Bonds of the Twenty-second Series”) issued pursuant to the Twenty-fourth Supplemental Indenture to the Mortgage (the “Twenty-fourth Supplemental Indenture”).

Pursuant to the terms of the Twenty-fourth Supplemental Indenture, holders of the Bonds of the Twenty-second Series had consented to the Company’s right to terminate the Capital Funds Agreement and the Thirty-seventh Supplementary Capital Funds Agreement and Assignment without their further consent or action, subject to certain conditions. All conditions have been satisfied. As a result of the termination, the Bonds of the Twenty-second Series are no longer entitled to the security provided by the Capital Funds Agreement and the Thirty-seventh Supplementary Capital Funds Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

System Energy Resources, Inc.
(Registrant)
Date July 19, 2019
/s/ Steven C. McNeal
(Signature) Steven C. McNeal Vice President and Treasurer